Earnings Slides for Q2 FY11

February 2, 2011

Legal Notice (Part 1 of 2) *

Safe Harbor Cautionary Statement (Abridged)
(Unabridged cautionary language immediately follows this presentation.)

This presentation contains forward-looking statements, including statements regarding management's expectations about the markets, business, products, operating plans and financial performance of Silicon Graphics International Corp. ("SGI"). Statements in the future tense and expressions using "expect," "believe" or similar words are forward-looking statements, which may also include any statements that are not statements of historical fact. Actual outcomes and results may differ materially from any expectations from these types of statements due to a number of risks, including: SGI operates in a very competitive market which may cause pricing pressure and impair our market penetration; SGI has extensive international business activities which create risks from complex international operations, foreign currency exposure and changing legal, regulatory, political or economic conditions; and uncertainty arising from SGI's increased dependence on business with U.S. Government entities. Additional information about forward-looking statements and related risks and uncertainties is contained in Part 2 of 2 of this Legal Notice, also contained in this presentation.

Non-GAAP Reconciliation
All non-GAAP financial measures contained in this presentation are reconciled to GAAP at the end of this presentation.

*See slide 15 for Part 2 of 2 of this Legal Notice.

Q2 FY11 Observations

- General observations
  - Strongest quarter in Company's history
  - Tracking ahead of our initial FY11 Plan
  - Product portfolio performing well
  - Strong channel and international contributions
  - Public sector, cloud, manufacturing and telco strength

- Market trends
  - US public sector spending robust
  - Cloud driving global IT spending
  - Global spending on Technical Computing improving
  - UV market opportunity expanding

sgi

Q2 FY11 Non-GAAP Financial Summary

Non-GAAP Metric*	Results	Q/Q Growth
Revenue	$185.9M	43%
Gross Margin	30.1%	173 bps
EPS	$0.44	$0.50

- Record Revenue, Gross Margin, and EPS**
- Revenue growth of 23% Y/Y and 43% Q/Q
- Profitable

* See slide 8 for GAAP and Non-GAAP Income Statement

** For Rackable Systems prior to, and inclusive of, acquired Silicon Graphics' assets

sgi

Q2 FY11 Customer Highlights

U.S. AIR FORCE

U.S. ARMY

UNITED STATES POSTAL SERVICE™

LOCKHEED MARTIN

amazon.com

slide

Microsoft

MBDA MISSILE SYSTEMS

CHRYSLER

RMI

HLRN

Financial Overview

(quarter ended 12/24/10)

Q2 FY11 Financial Summary

- Strong non-GAAP revenue growth of 43% sequentially
- Achieved both GAAP and non-GAAP profitability
- Six consecutive quarters of combined company cost control
- Generated cash from operations of $17.5 million; net cash increased $12.7 million
- Repurchased $2.6M of Company shares under buyback plan in the quarter
- One greater than 10% customer on a GAAP basis

sgi

Q2 FY11 Income Statement

Metric	GAAP	Non-GAAP	Comment (Non-GAAP figures)
Revenue	$177.5M	$185.9M	• Up from $151.5M in Q2 FY10, increase of 23% Y/Y • Up from $130.3M in Q1 FY11, increase of 43% Q/Q • One greater than 10% customer on a GAAP basis – Amazon • Public sector spending strong
Gross Margin	29.5%	30.1%	• Up from 28.7% in Q2 FY10, increase of 137 bps Y/Y • Up from 28.3% in Q1 FY11, increase of 173 bps Q/Q • Increase due to product mix and manufacturing cost control
OPEX	$43.4M	$39.9M	• Down from $41.1M in Q2 FY10, decrease of 3% Y/Y • Flat from $39.9M in Q1 FY11, flat Q/Q • Six consecutive quarters of strong combined company cost control
Net Income	$3.7M	$13.6M	• Improved from $5.6M in Q2 FY10 • Improved from $1.8M loss in Q1 FY11 • Included $1.7M FX loss • YTD $11.8M positive

sgi

Q2 FY11 Non-GAAP Revenue Breakdown

Sales by Business Segment


Services
20%
Products
80%

Sales by Vertical Market


Telecom
5%
Others
12%
Mfg
6%
Cloud
15%
Public
Sector
62%

Sales by Geographical Market


Int'l
47%
Domestic
53%

Q2 FY11 Balance Sheet

Metric	GAAP	Comment
Cash & Equivalents	$111.5M	• $12.7M increase Q/Q • $2.6M used for stock repurchase in the quarter • Zero debt
A/R	$103.5M	• Up $7.2M due to increased revenue volume
A/P	$41.5M	• Down $6.5M due to timing of inventory receipts and other purchases
Inventory	$79.1M	• Decreased inventory from $117.8M to $79M over the last six quarters • $29.7M decrease due to decreases in SNI • $13.8M ending balance of SNI
NOL	$335.2M	• Acquired NOL's from Silicon Graphics' acquisition that will have a positive impact on profitability in future periods • NOL balance is as of June 25, 2010 and consists of: - Federal: $103.5M - State: $100.2M - Foreign: $131.5M

sgi

FY11 non-GAAP Annual Guidance

Non-GAAP Metric	Previous FY11 Guidance	New FY11 Guidance	FY12 and FY13 Internal Plans Remain unchanged
Revenue	$550M to $575M	$570M to $595M	5% to 10% Growth/yr
Gross Margin	27% to 30%	27% to 30%	100bps Growth/yr
OPEX	$165M to $171M	$162M to $166M	2% to 4% Growth/yr
EPS	Breakeven	Profitable	Profitable

Given the nature of our business, our performance can vary quarter to quarter. We manage and guide our business to annual results and guidance.

sgi

FY11 Focus Areas

1. Deliver against our updated FY11 financial plan
2. Maximize sales opportunities for our products and services
3. Expand our market opportunity for Technical Computing
4. Continued market-driven innovation

Concluding Remarks

- Strongest quarterly performance in the company's history
- Technical computing is gaining traction and awareness
- Focused on expanding our market opportunity
- Six consecutive quarters of strong combined company cost controls
- Tracking ahead of our FY11 objectives
- Expect to accelerate profitability
- Upcoming IR event – Presenting at the Morgan Stanley tech conference, March 3 in San Francisco

sgi®

accelerating results™

Legal Notice

Part 2 of 2

Safe Harbor Cautionary Statement (Unabridged)

This presentation contains forward-looking statements, including statements regarding management's expectations about the markets, business, products, operating plans and financial performance of Silicon Graphics International Corp. ("SGI"). Statements containing words such as "will," "expect," "believe," and "intend," and other statements in the future tense, are forward-looking statements. Any statements contained in this presentation that are not statements of historical fact may be deemed forward-looking statements. Actual outcomes and results may differ materially from the expectations expressed or implied in these statements due to a number of risks and uncertainties, including, but not limited to: SGI operates in a very competitive market which may cause pricing pressure and impair our market penetration; SGI has extensive international business activities which create risks from complex international operations, foreign currency exposure and changing legal, regulatory, political or economic conditions; uncertainty arising from SGI's increased dependence on business with U.S. Government entities; failure of our customers to accept new products; and economic conditions impacting the purchasing decisions of SGI's customers. Detailed information about these and other risks and uncertainties that could affect SGI's business, financial condition and results of operations is set forth in SGI's Annual Report on Form 10-K under the caption "Risks Factors," which was filed with the Securities and Exchange Commission on September 8, 2010, as updated by the subsequent filings with the SEC made by SGI, all of which are available at www.sec.gov. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. This presentation is as of February 2, 2011, and the continued posting or availability of this presentation does not imply that forward-looking statements continue to be true as of any later date. We expressly disclaim any obligation to update or alter our forward-looking statements, whether, as a result of new information, future events or otherwise, except where required by law.

The SGI logos and SGI product names used or referenced herein are either registered trademarks or trademarks of Silicon Graphics International Corp. or one of its subsidiaries. All other trademarks, trade names, service marks and logos referenced herein belong to their respective holders. Any and all copyright or other proprietary notices that appear herein, together with this Legal Notice, must be retained on this presentation.

GAAP to Non-GAAP Reconciliation

Silicon Graphics International Corp.
Q2 FISCAL 2011 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in thousands, except per share data)

	Three Months Ended December 24,			Three Months Ended September 24,			Three Months Ended December 25,		
	2010 GAAP	Adj.	2010 Non-GAAP	2010 GAAP	Adj.	2010 Non-GAAP	2009 GAAP	Adj.	2009 Non-GAAP
TOTAL REVENUES	$ 177,524	$ 8,386	$ 185,910	$ 112,894	$ 17,394	$ 130,288	$ 94,137	$ 57,364	$ 151,501
Included in the above results:									
ASC 985-605 and ASC 605-25 (2)	*(8,386)*	*8,386*	-	*(17,394)*	*17,394*	-	*(57,364)*	*57,364*	-
COST OF REVENUES	$ 125,195	$ 4,807	$ 130,002	$ 81,897	$ 11,469	$ 93,366	$ 75,451	$ 32,559	$ 108,010
Included in the above results:									
ASC 985-605 (2)	*(7,598)*	*7,598*	-	*(12,306)*	*12,306*	-	*(39,874)*	*39,874*	-
Amortization of intangible assets (3)	*459*	*(459)*	-	*459*	*(459)*	-	*297*	*(297)*	-
Inventory step up (4)	*2,199*	*(2,199)*	-	-	-	-	*642*	*(642)*	-
Stock-based compensation (5)	*133*	*(133)*	-	*178*	*(178)*	-	*146*	*(146)*	-
Excess and obsolete and related (recoveries) (6)	-	-	-	-	-	-	*6,230*	*(6,230)*	-
GROSS PROFIT	$ 52,329	$ 3,579	$ 55,908	$ 30,997	$ 5,925	$ 36,922	$ 18,686	$ 24,805	$ 43,491
GROSS MARGIN %	29.5%		30.1%	27.5%		28.3%	19.8%		28.7%
OPERATING EXPENSES	$ 43,372	$ (3,429)	$ 39,943	$ 42,080	$ (2,210)	$ 39,870	$ 44,946	$ (3,894)	$ 41,052
Included in the above results:									
Amortization of intangible assets (3)	*2,135*	*(2,135)*	-	*561*	*(561)*	-	*1,950*	*(1,950)*	-
Stock-based compensation (5)	*1,128*	*(1,128)*	-	*1,014*	*(1,014)*	-	*1,197*	*(1,197)*	-
Restructuring (7)	*266*	*(266)*	-	*635*	*(635)*	-	*1,715*	*(1,715)*	-
Acquisition related (8)	-	-	-	-	-	-	*(968)*	*968*	-
INCOME (LOSS) FROM CONTINUING OPERATIONS	$ 8,957	$ 7,008	$ 15,965	$ (11,083)	$ 8,135	$ (2,948)	$ (26,260)	$ 28,699	$ 2,439
OPERATING MARGIN %	5.0%		8.5%	-9.8%		-2.3%	-27.9%		1.6%
OTHER INCOME/(EXPENSE), NET (9)	$ (4,499)	$ 2,904	(1,595)	$ 545	$ 1,214	1,759	$ (1,415)	$ -	(1,415)
INCOME TAX EFFECTS: PROVISION/(BENEFIT)	$ 734	$ -	$ 734	$ 649	$ -	$ 649	$ (4,548)	$ -	$ (4,548)
NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	$ 3,724		$ 13,636	$ (11,187)		$ (1,838)	$ (23,127)		$ 5,572
WEIGHTED AVERAGE SHARES USED IN COMPUTING BASIC NET INCOME/(LOSS) PER SHARE	$ 0.12		$ 0.45	$ (0.37)		$ (0.06)	$ (0.77)		$ 0.19
SHARES USED IN COMPUTING BASIC NET INCOME/(LOSS) PER SHARE	30,321		30,321	30,536		30,536	29,952		29,952
DILUTED NET INCOME/(LOSS) PER SHARE FROM CONTINUING OPERATIONS	$ 0.12		$ 0.44	$ (0.37)		$ (0.06)	$ (0.77)		$ 0.18
WEIGHTED AVERAGE SHARES USED IN COMPUTING DILUTED NET INCOME/(LOSS) PER SHARE	30,836		30,836	30,536		30,536	29,952		30,120

GAAP to Non-GAAP Reconciliation

NOTES:

(1) This presentation includes certain financial measures not inconformity with Generally Accepted Accounting Principles in the United States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2) Add back of revenue and cost of revenue deferred under Software Revenue Recognition rules (ASC 985-605) and fair value allocation rules (ASC 605-25) -- $8,386, $17,394, and $57,364 for revenues, $7,598, $12,106, and $39,874 for cost of revenues in the periods ending December 24 and September 24, 2010 and December 25, 2009 respectively.

(3) Amortization expense related to intangible assets associated with the asset purchase of Silicon Graphics, Inc. of $459, $459, and $297 under cost of revenues, $2,135, $561, and $1,950 under operating expenses in the periods ending December 24 and September 24, 2010 and December 25, 2009 respectively. Estimated future annual amortization expense related to intangible assets as of December 24, 2010 is as follows:

Fiscal 2011	2,048
Fiscal 2012	3,902
Fiscal 2013	3,113
Fiscal 2014	2,645
Fiscal 2015	300
Fiscal 2016	300
Fiscal 2017	300
	$ 12,608

(4) Cost of revenue increase associated with an inventory step up related to the Silicon Graphics, Inc. asset purchase in the amount of $2,199 and $642 in the periods ending December 24, 2010 and December 25, 2009 respectively. Under purchase accounting, Silicon Graphics International Corp. recognized a $7,183 inventory step up related to the Silicon Graphics, Inc. asset purchase of which no inventory step up remains to flow through cost of revenue in future periods.

(5) Stock-based compensation is included in the following GAAP operating expense categories.

	Three Months Ended December 24,2010			Three Months Ended September 24,2010			Three Months Ended December 25,2009		
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Cost of Revenues	$ 133	$ (133)	$ -	$ 178	$ (178)	$ -	$ 146	$ (146)	$ -
Research & Development	117	(117)	-	162	(162)	-	194	(194)	-
Sales & Marketing	236	(236)	-	209	(209)	-	188	(188)	-
General & Administrative	775	(775)	-	643	(643)	-	815	(815)	-
Total stock-based compensation	$ 1,261	$ (1,261)	$ -	$ 1,192	$ (1,192)	$ -	$ 1,343	$ (1,343)	$ -

(6) Excess and obsolete inventory charges associated with next-generation technology shifts and new product introductions and related (recoveries) of these written down inventories of $6,230 in the period ending December 25, 2009.

(7) Restructuring expenses relating to personnel and facilities of $166, $635, and $1,715 in the periods ending December 24 and September 24, 2010 and December 25, 2009 respectively.

(8) Acquisition related benefit arose from the asset purchase of Silicon Graphics, Inc of $968 in the period ending December 25, 2009.

(9) Excludes investment impairment loss of $2,904 relating to an other-than-temporary impairment of an equity investment in the period ending December 24, 2010. Excludes realized loss of $1,214 relating to an other-than-temporary impairment of the Company's auction rate securities in the period ending September 24, 2010.